As filed with the Securities and Exchange Commission on October 19, 2006

Registration No. 333-117944

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4350876
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1901 North Roselle Road
Schaumburg, Illinois 60195
(847) 885-2833
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy M. Yager

President and Chief Executive Officer

1901 North Roselle Road

Schaumburg, Illinois 60195

Telephone No.: (847) 885-2833

Facsimile No.: (847) 885-7125

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edmund L. Quatmann, Jr.	Paul W. Theiss, Esq.
Vice President, General Counsel and Secretary	Robert J. Wild, Esq.
iPCS, Inc.	Mayer, Brown, Rowe & Maw LLP
1901 North Roselle Road	71 South Wacker Drive
Schaumburg, Illinois 60195	Chicago, Illinois 60606
Telephone No.: (847) 885-2833	Telephone No.: (312) 782-0600
Facsimile No.: (847) 885-7125	Facsimile No.: (312) 701-7711

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 19, 2006

PROSPECTUS

iPCS, INC.

4,915,782 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by each of the selling stockholders identified in this prospectus of up to 4,915,782 shares of our common stock. These selling stockholders obtained their shares of common stock as part of our reorganization in July 2004. We will not receive any of the proceeds from the sale of our shares being sold by the selling stockholders.

Our common stock is listed on the Nasdaq Capital Market under the ticker symbol “IPCS.” On October 18, 2006, the last reported sale price of our common stock was $54.67 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 1 to read about factors you should consider before buying the shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October          , 2006.

IMPORTANT NOTICE TO READERS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus and in the documents incorporated by reference in this prospectus is accurate only as of the respective dates of those documents in which the information is contained, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

ADDITIONAL INFORMATION

Our principal executive offices are located at 1901 North Roselle Road, Schaumburg, Illinois 60195. Our telephone number is (847) 885-2833.

As used herein and in the documents incorporated by reference in this prospectus, unless the context otherwise requires: (i) “Sprint PCS” refers to the affiliated entities of Sprint Nextel Corporation that are party to our affiliation agreements; (ii) “Sprint” refers to Sprint Nextel Corporation and its affiliates; (iii) a “PCS Affiliate of Sprint” is an entity whose sole or predominant business is operating (directly or through one or more subsidiaries) a personal communications service business pursuant to affiliation agreements with Sprint Spectrum L.P. and/or its affiliates or their successors; (iv) “Sprint PCS products and services” refers to digital wireless personal communications services, including wireless voice and data services, and related retail products, including handsets, in any case, offered under the Sprint brand name; and (v) “our subscribers” refers to Sprint PCS subscribers who reside in our territory, excluding reseller subscribers.

Statements in this prospectus and in the documents incorporated by reference in this prospectus regarding Sprint or Sprint PCS are derived from information contained in our affiliation agreements with Sprint PCS, periodic reports and other documents filed by Sprint with the Securities and Exchange Commission (the “SEC”) or press releases issued by Sprint or Sprint PCS.

Market data and other statistical information used herein and in the documents incorporated by reference in this prospectus are based on independent industry publications, government publications, reports by market research firms and other published independent sources, as well as information provided to us by Sprint PCS. Some data is also based on our good faith estimates, which estimates are derived from our review of internal surveys and independent sources, including information provided to us by Sprint, the

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U.S. Census Bureau and Kagan World Media. Although we believe these sources are reliable, we have not independently verified the information.

This prospectus and the documents incorporated by reference in this prospectus contain trademarks, service marks and trade names of companies and organizations other than us. Other than with respect to Sprint PCS, our use or display of other parties’ trade names, trademarks or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trade name or trademark owners.

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RISK FACTORS

Before you decide to invest in our common stock, you should consider the factors set forth below as well as the risk factors discussed in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. See “Incorporation of Certain Documents By Reference.”

Risks Related to Our Common Stock

The ability to influence corporate matters is limited because a small number of stockholders beneficially own a substantial amount of our common stock.

Entities that are investment advised or sub-advised by AIG Global Investment Corp. (“AIGGIC”) and SunAmerica Asset Management Corp. (“AIG SunAmerica”) (subsidiaries of American International Group, Inc.) (“AIG”), Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the “Apollo Funds”) and funds managed by Silver Point Capital, L.P. or its affiliates (“Silver Point”) beneficially owned 2,680,470 shares, 2,656,351 shares and 2,884,568 shares, or approximately 16.1%, 15.9% and 17.3%, respectively, of our common stock on October 18, 2006. As a result, AIGGIC, the Apollo Funds and Silver Point together can exert significant influence over our management and policies until such time as they sell a substantial portion of their shares and may have interests that are different from yours. One member of our board of directors is an employee of Silver Point Capital, L.P.

Sales of our common stock in connection with this offering could adversely affect our stock price.

Sales of a substantial number of shares of our common stock into the public market through this offering, a concurrent offering or subject to limitations under Rule 144 could adversely affect our stock price. Subject to our obligations to maintain the effectiveness of the registration statement of which this prospectus is part and another registration statement covering 3,251,288 shares of iPCS owned by former stockholders of Horizon PCS, Inc., all of our outstanding shares of common stock are or will be freely tradeable without restriction or further registration under the federal securities laws.

Our stock price has been and may continue to be volatile and stockholders may not be able to sell their shares at or above the prices they paid for them.

We believe the market price of our common stock could be subject to significant fluctuations in response to various factors, including, but not limited to the following, some of which are beyond our control:

•       market speculation involving potential changes in our relationship with Sprint as a result of the Sprint/Nextel merger, the final outcome of our litigation against Sprint, and Sprint’s acquisition of six other PCS Affiliates of Sprint since August 2005;

•       variations in our, or Sprint PCS’, quarterly operating results;

•       our or Sprint PCS’ failure to achieve operating results consistent with securities analysts’ projections;

•       the operating and stock price performance of other companies that investors may deem comparable to us or Sprint PCS;

•       announcements of technological innovations or new products and services by us, Sprint PCS or our competitors;

•       announcements by us or Sprint PCS of joint development efforts or corporate partnerships in the wireless telecommunications market;

•       market conditions in the technology, telecommunications and other growth sectors; and

•       rumors relating to us, Sprint PCS or our competitors.

The stock market has experienced significant price volatility. Under these market conditions, stock prices of many growth stage companies have often fluctuated in a manner unrelated or disproportionate to the operating performance of such companies. As we are a growth stage company, our common stock may be subject to greater price volatility than the stock market as a whole.

You may not receive a return on investment through dividend payments nor upon the sale of your shares.

We have not in the past paid, and do not anticipate paying, any cash dividends on our common stock in the foreseeable future. Instead, we intend to retain future earnings to fund our growth. Therefore, you may not receive a return on your investment in our common stock through the payment of dividends. You also may not realize a return on your investment upon selling your shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements about future events and expectations that are “forward-looking statements.” These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative use of these terms or other comparable terminology. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements include:

•       statements regarding our anticipated revenues, expense levels, liquidity and capital resources and operating losses; and

•       statements regarding expectations or projections about markets in our territory.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from our expectations, include, but are not limited to:

•       our dependence on our affiliation with Sprint;

•       the impact and final outcome of our litigation against Sprint, Nextel and Sprint PCS, as well as the impact and outcome of the other litigation involving Sprint, Sprint PCS and another PCS Affiliate of Sprint;

•       changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s recent acquisitions of other PCS Affiliates of Sprint;

•       the ability of Sprint PCS to alter the terms of our affiliation agreements with it, including fees paid or charged to us and other program requirements;

•       our dependence on back office services, such as billing and customer care, provided by Sprint PCS;

•       potential fluctuations in our operating results;

•       changes or advances in technology in general, or specifically related to Sprint and its affiliates;

•       competition in the industry and markets in which we operate;

•       our ability to attract and retain skilled personnel;

•       our potential need for additional capital or the need for refinancing any existing indebtedness;

•       our potential inability to expand our services and related products in the event of substantial increases in demand for these services and related products;

•       changes in government regulation;

•       the competitiveness and impact of Sprint PCS’s pricing plans and PCS products and services on us;

•       our subscriber credit quality;

•       the potential for us to experience a continued high rate of subscriber turnover;

•       inaccuracies in our financial information provided to us by Sprint PCS;

•       our failure to establish and maintain effective internal controls to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of internal control over financial reporting;

•       our rates of penetration in the wireless industry and in our territories;

•       our significant level of indebtedness;

•       adequacy of bad debt and other reserves;

•       our anticipated future losses;

•       our subscriber purchasing patterns;

•       subscriber satisfaction with our network and operations, including with services, such as billing and customer care, provided to us by Sprint;

•       availability of an adequate supply of subscriber equipment to Sprint PCS and to us specifically;

•       risks related to future growth and expansion, including subscriber growth;

•       general economic and business conditions; and

•       effects of mergers and consolidations within the wireless telecommunications industry, particularly business combinations involving Sprint Nextel or affiliates of Sprint Nextel, and unexpected announcements or developments from others in the wireless telecommunications industry.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. For a discussion of some of these factors, see “Risk Factors” as well as the risk factors discussed in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference into this prospectus, including those discussed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. See “Incorporation of Certain Documents By Reference.” Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus or the date of any document incorporated by reference in this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus covers only the resale from time to time of shares of our common stock by selling stockholders. The selling stockholders received their shares in July 2004 pursuant to the terms of our confirmed plan of reorganization in satisfaction of their claims in our Chapter 11 case. The number of shares of common stock that may be actually sold by the selling stockholders will be determined by such selling stockholders.

As required by the plan of reorganization, we entered into a registration rights agreement with the following holders of our common stock who may have been deemed to be our affiliates as of the effective date of the plan of reorganization: certain entities investment advised or sub-advised by AIGGIC and AIG SunAmerica, funds managed by Silver Point, and the Timothy M. Yager 2001 Trust. In connection with the consummation of our merger with Horizon PCS, Inc. on July 1, 2005, the registration rights agreement was amended to include the shares of iPCS common stock acquired by the Apollo Funds and Silver Point upon consummation of the merger and to modify other terms. The common stock acquired by the Apollo Funds and the Silver Point funds in connection with the Horizon PCS merger is registered for resale under a concurrent registration statement (SEC File No. 333-124091).

Pursuant to the registration rights agreement, we agreed to prepare and file shelf registration statements covering the resale of our common stock held by our affiliated holders. This prospectus constitutes part of a registration statement we filed pursuant to our obligations under the registration rights agreement.

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder as of October 18, 2006, the number of shares that may be offered pursuant to this prospectus, and the number of shares of common stock that would be beneficially owned by each of the selling stockholders after the offering is completed. This information is based upon information provided to us by each selling stockholder with respect to itself only.

Because the selling stockholders may offer all or a portion of the shares of common stock offered by this prospectus at any time and from time to time after the date hereof, we cannot predict the number of shares that each selling stockholder may retain upon completion of this offering. In the table below, the percentage ownership after the offering is completed is based upon the assumed sale by each selling stockholder of all shares it or he may offer for sale pursuant to this prospectus.

	Shares of Common Stock Beneficially Owned Before This Offering(1)			Shares of Common Stock Beneficially Owned After This Offering(1)
Name of Selling Stockholder	Number of Shares	Percentage of Class	Shares Offered	Number of Shares	Percentage of Class
AIG Annuity Insurance Company(2)	395,964	2.4%	387,553	8,411	*
AIG Life Insurance Company(2)	727	*	712	15	*
AIG Retirement Services, Inc.(2)	174,690	1.0%	170,979	3,711	*
SunAmerica Life Insurance Company(2)	794,550	4.8%	777,672	16,878	*
The Variable Annuity Life Insurance Company(2)	395,964	2.4%	387,553	8,411	*
VALIC Company II Strategic Bond Fund(2)	27,658	*	27,071	587	*
SunAmerica Income Funds—SunAmerica High Yield Bond(2)	344,285	2.1%	336,972	7,313	*
SunAmerica Series Trust—High Yield Bond Portfolio(2)	427,262	2.6%	418,187	9,075	*
SunAmerica Income Funds—SunAmerica Strategic Bond Fund(2)	60,413	*	59,130	1,283	*
VALIC Company II High Yield Bond Fund(2)	58,957	*	57,706	1,251	*
Silver Point Capital Offshore Fund, Ltd.(3)	1,832,385	11.0%	1,391,396	440,989	2.6%
Silver Point Capital Fund, L.P.(3)	1,037,183	6.2%	817,306	219,877	1.3%
Timothy M. Yager(4)	224,170	1.3%	83,545	125,000	*

*                    Less than 1%.

(1)          Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

(2)          AIGGIC is the investment adviser of AIG Annuity Insurance Company, AIG Life Insurance Company, AIG Retirement Services, Inc., SunAmerica Life Insurance Company and The Variable Annuity Life Insurance Company and is the investment sub-adviser of VALIC Company II Strategic Bond Fund, SunAmerica Income Funds—SunAmerica High Yield Bond Fund, SunAmerica Income Funds—SunAmerica Strategic Bond Fund, and VALIC Company II High Yield Bond Fund. AIG SunAmerica is the investment adviser of SunAmerica Series Trust—High Yield Bond Portfolio. As the investment adviser and investment sub-adviser of the aforementioned entities, AIGGIC and AIG SunAmerica have investment discretion over securities held by these entities. The Global Investment Committee of AIGGIC, each member of which is described in Part II of the AIGGIC form ADV last filed with the SEC as of May 31, 2006, has the power to vote and dispose of the securities owned by the aforementioned entities. AIGGIC, the members of its Global Investment Committee, AIG SunAmerica, and AIG disclaim beneficial ownership of these securities. In connection with the offering of $165 million of our senior notes under Rule 144A under the Securities Act of 1933, iPCS and our subsidiaries iPCS Wireless, Inc. and iPCS Equipment, Inc. entered into a notes registration rights agreement, dated as of April 30, 2004, with the initial purchasers of our 11 1/2% senior notes due 2012. On December 27, 2004, iPCS issued registered notes for all notes tendered prior thereto in the exchange offer. AIGGIC advised us that its affiliates held approximately $47.3 million of our notes at the consummation of our exchange offer. Also, we have been insured by an insurance company affiliated with AIGGIC. The annual premium for such coverage, approximately $0.4 million, was paid to our broker in July 2005. We believe that the cost of this insurance is comparable to the cost of insurance which could have been obtained in transactions with unaffiliated entities. Prior to September 2005, Mr. Langdon, one of our directors, was a Managing Director and Portfolio Manager of Distressed Debt for the High Yield Group of AIGGIC, where he had been employed since February 2002, initially as an analyst in the telecommunications sector.

(3)          Excludes 15,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days issued to SPCP Group, L.L.C. Silver Point Capital, L.P. (“Silver Point Capital”) manages Silver Point Capital Offshore Fund, Ltd., Silver Point Capital Fund, L.P. and SPCP Group, L.L.C. (collectively, the “Silver Point Funds”). By virtue of its status as investment manager, Silver Point Capital may be deemed to be the beneficial owner of the shares of common stock held by the Silver Point Funds. Mr. Edward Mule and Mr. Robert O’Shea are Partners of Silver Point Capital and have voting and investment power with respect to the shares of common stock held by the Silver Point Funds and may be deemed to be the beneficial owners of the shares of common stock held by the Silver Point Funds. Each of Messrs. Mule and O’Shea disclaims beneficial ownership of the shares of common stock held by the Silver Point Funds, except to the extent of any pecuniary interest. Mr. Parisi, one of our directors, is an employee of Silver Point Capital.

(4)          Includes 140,625 shares of common stock issuable upon the exercise of stock options exercisable within 60 days. Mr. Yager has been a Director and our President and Chief Executive Officer since the effective date of our plan of reorganization in July 2004 and served as our Chief Restructuring Officer since January 2003. In January 2003, we entered into a restructuring management services agreement with Mr. Yager’s company, YMS Management, L.L.C., to manage our day-to-day operations. The restructuring management services agreement provided for weekly payments of $15,000, plus certain expenses. The agreement also provided that upon confirmation of a plan of reorganization or a sale of iPCS, Mr. Yager was entitled to a fixed fee equal to $500,000 less 50% of the aggregate weekly payments under the restructuring management services agreement beginning on July 1, 2004 through the effective date of the plan or the effective date of a sale. We paid approximately $472,000 pursuant to the terms of the agreement.

PLAN OF DISTRIBUTION

For purposes of this document, selling stockholders include partners, donees, pledgees, transferees or other successors-in-interest from time to time selling shares received from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale transfer. We will not receive any proceeds from the sale of the resale shares pursuant to this document. None of the selling stockholders had any direct or indirect agreements or understandings regarding the distribution of their shares. The selling stockholders may offer and sell their shares of iPCS common stock in one or more of the following transactions:

•       on the Nasdaq Stock Market or on any exchange or market on which iPCS common stock is then listed or quoted;

•       in the over-the-counter market;

•       in privately negotiated transactions;

•       for settlement of short sales, or through long sales, options or hedging transactions involving cross or block trades;

•       through put or call options relating to the shares;

•       by pledge to secure debts and other obligations;

•       block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as a principal to facilitate the transaction;

•       purchases by one or more underwriters on a firm commitment or best efforts basis;

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•       a special offering, an exchange distribution or a secondary distribution in accordance with the applicable rules of The Nasdaq Stock Market or of any stock exchange on which shares of iPCS common stock may be listed;

•       selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), provided they meet the criteria and conform to the requirements of Rule 144; or

•       through a combination of any of these transactions.

The selling stockholders may sell their shares of iPCS common stock at any of the following prices:

•       fixed prices which may be changed;

•       market prices prevailing at the time of sale;

•       prices related to prevailing market prices; or

•       privately negotiated prices.

The selling stockholders may use broker-dealers to sell their shares of iPCS common stock. The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealers or other financial institutions may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). If this happens, the broker-dealers may either receive discounts, concessions or commissions from the selling stockholders, or they may receive commissions from purchasers of shares of iPCS common stock for whom they acted as agents. In order to comply with the securities laws of certain states, the selling stockholders may only sell their shares of iPCS common stock through registered or licensed broker-dealers. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may also transfer shares of common stock in other circumstances, in which case, upon notification of such transfer, iPCS will file, to the extent required, a supplement to this prospectus disclosing all required information and the transferees, pledgees, assignees and successors-in-interest will be the selling beneficial owner for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus.

The selling stockholders and any agents or broker-dealers that the selling stockholders use to sell their shares of iPCS common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount, concession or commission received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders might be deemed to be underwriters, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders and any other person participating in the distribution of the offered shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, the anti-manipulation provisions of Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the offered shares by the selling stockholders or any other person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the offered shares to engage in market-making activities with respect to the particular offered shares being distributed. All of the foregoing may affect the marketability of the offered shares and the ability of any person or entity to engage in market-making activities with respect to the offered shares.

We may, if so indicated in the applicable prospectus supplement, agree to indemnify any underwriters and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act.

The registration effected hereby is being effected under the requirements of the amended iPCS registration rights agreement. iPCS will pay substantially all of the expenses incident to the registration of the shares of iPCS common stock, including all costs incident to the offering and sale of the shares by the selling stockholders to the public, including in the underwritten public offering, other than any brokerage fees, selling commissions or underwriting discounts. iPCS has agreed to keep the registration statement of which this document is a part effective until the earliest to occur of:

•       such time as all of the selling stockholders have completed the sale or distribution of their resale shares;

•       such time as the resale shares can be resold pursuant to Rule 144(k) promulgated under the Securities Act; and

•       November 24, 2006.

Upon iPCS being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) promulgated under the Securities Act, disclosing:

•       the name of each such selling stockholder and of the participating broker-dealer(s);

•       the number of shares involved;

•       the initial price at which such shares were sold;

•       the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•       that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•       other facts material to the transactions.

In addition, upon iPCS being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of iPCS, Inc. and subsidiaries incorporated in this prospectus by reference from iPCS’ Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the preparation of the financial statements in conformity with AICPA Statement of Position 90-7, Financial Reporting for Entities in Reorganization Under the Bankruptcy Code), which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Horizon PCS, Inc. and subsidiaries as of December 31, 2004 (Successor Company) and 2003 (Predecessor Company), and for the period from October 1, 2004 through December 31, 2004 (Successor Company), the period from January 1, 2004 through September 30, 2004 (Predecessor Company) and for each of the years in the two-year period ended December 31, 2003 (Predecessor Company), have been incorporated by reference in this prospectus in reliance upon the report of KPMG LLP, independent registered public accounting firm, dated March 17, 2005, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report covering the Horizon PCS, Inc. and subsidiaries financial statements contains an explanatory paragraph that states on September 21, 2004, the Bankruptcy Court entered an order confirming the plan of reorganization, which became effective on October 1, 2004. Accordingly, the financial statements have been prepared in conformity with AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” for the Successor Company as a new entity with assets, liabilities, and a capital structure having carrying values not comparable with prior periods.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the Internet at the SEC’s website at http://www.sec.gov as well as on our website at http://www.ipcswirelessinc.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F

Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. You can also obtain copies of these documents at prescribed rates by writing to the SEC at 100 F Street, N.E, Washington, D.C. 20549.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We hereby incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of our securities under the registration statement of which this prospectus is a part is completed or withdrawn:

•                    Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

•                    Our Transition Report on Form 10-Q for the transition period from October 1, 2005 to December 31, 2005;

•                    Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•                    Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

•                    Our Proxy Statement on Schedule 14A for our 2006 Annual Meeting of Stockholders;

•                    Our Current Reports on Form 8-K filed with the SEC on December 1, 2005, December 12, 2005, January 24, 2006, February 7, 2006 (other than information furnished under Item 2.02), March 6, 2006, August 7, 2006, August 15, 2006, September 5, 2006, September 7, 2006, September 20, 2006, September 28, 2006 and October 13, 2006;

•                    Our Current Report on Form 8-K/A (Amendment No. 1) filed with the SEC on August 1, 2005 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.;

•                    Our Current Report on Form 8-K/A (Amendment No. 2) filed with the SEC on October 19, 2006 with respect to the financial information required by Rule 3-05 and Article 11 of Regulation S-X related to our acquisition of Horizon PCS, Inc.; and

•                    The description of our common stock set forth in the Registration Statement on Form 8-A (File No. 000-51844), filed with the SEC on March 16, 2006.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

iPCS, Inc.
1901 North Roselle Road
Schaumburg, Illinois 60195
Attention: General Counsel
(847) 885-2833

4,915,782 Shares of Common Stock

iPCS, INC.

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meaning assigned to them in the prospectus which forms a part of this registration statement.

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$9,834
Printing expenses	50,000
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Miscellaneous	10,166
Total	$220,000

Item 15. Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation provides that the liability of our directors to us or any of our stockholders for monetary damages arising from acts or omissions occurring in their capacity as directors shall be limited to the fullest extent permitted by the laws of Delaware or any other applicable law. This limitation does not apply with respect to any action in which a director would be liable under Section 174 of the General Corporation Law of the State of Delaware nor does it apply with respect to any liability in which a director:

•       breached his or her duty of loyalty to us or our stockholders;

•       did not act in good faith or, in failing to act, did not act in good faith;

•       acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

•       derived an improper personal benefit.

Our Restated Certificate of Incorporation provides that we shall indemnify our directors, officers and employees and agents and former directors and officers to the fullest extent permitted by the laws of Delaware or any other applicable law. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that he or she is or was a director, officer, employee or agent of ours, against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in our best interest, or not opposed to our best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

We have directors’ and officers’ liability insurance covering our directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the index to exhibits attached hereto..

Item 17. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on the 19th day of October 2006.

iPCS, INC.
By:	/s/ TIMOTHY M. YAGER
Timothy M. Yager Director, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Timothy M. Yager and Stebbins B. Chandor, Jr., and each of them, with full power to act without the other, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission, or with any other regulatory authority, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ TIMOTHY M. YAGER	Director, President and Chief Executive	October 19, 2006
Timothy M. Yager	Officer (Principal Executive Officer)
/s/ TIMOTHY G. BILTZ	Director	October 19, 2006
Timothy G. Biltz
/s/ JEFFREY W. JONES	Director	October 19, 2006
Jeffrey W. Jones
/s/ ROBERT A. KATZ	Director	October 19, 2006
Robert A. Katz
/s/ RYAN L. LANGDON	Director	October 19, 2006
Ryan L. Langdon
/s/ RICHARD S. PARISI	Director	October 19, 2006
Richard S. Parisi

S-1

/s/ KEVIN M. ROE	Director	October 19, 2006
Kevin M. Roe
/s/ STEBBINS B. CHANDOR, JR.	Executive Vice President and Chief Financial	October 19, 2006
Stebbins B. Chandor, Jr.	Officer (Principal Financial Officer)
/s/ PATRICIA M. GRETEMAN	Vice President and Controller (Principal	October 19, 2006
Patricia M. Greteman	Accounting Officer)

S-2

INDEX TO EXHIBITS

Exhibit Number	Description
2.1

Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc. and iPCS Equipment, Inc., dated as of May 26, 2004 (Incorporated by reference to Exhibit 2.1 to the registration statement on Form S-4 filed by iPCS, Inc. on August 5, 2004 (SEC File No. 333-117942))

2.2

Technical Amendment to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless, Inc. and iPCS Equipment, Inc., dated as of July 8, 2004 (Incorporated by reference to Exhibit 2.2 to the registration statement on Form S-4 filed by iPCS, Inc. on August 5, 2004 (SEC File No. 333-117942))

2.3

Modification to Second Amended and Restated Joint Plan of Reorganization for iPCS, Inc., iPCS Wireless Inc. and iPCS Equipment, Inc., dated as of July 8, 2004 (Incorporated by reference to Exhibit 2.3 to the registration statement on Form S-4 filed by iPCS, Inc. on August 5, 2004 (SEC File No. 333-117942))

2.4

Findings of Fact, Conclusions of Law and Order under U.S.C. Section 1129(a) and (b) and Federal Rules of Bankruptcy Procedure 3020 confirming the Second Amended Joint Plan of Reorganization of iPCS, Inc., iPCS Wireless, Inc. and iPCS Equipment, Inc., Debtors and Debtors In Possession, as modified, dated as of July 8, 2004 (Incorporated by reference to Exhibit 2.4 to the registration statement on Form S-4 filed by iPCS, Inc. on August 5, 2004 (SEC File No. 333-117942))

2.5

Joint Plan of Reorganization of Horizon PCS, Inc., Horizon Personal Communications, Inc. and Bright Personal Communications Services, LLC, dated as of September 20, 2004 (Incorporated by reference to Exhibit 2.2 to the registration statement on Form S-4 filed by Horizon PCS, Inc. on March 17, 2005 (SEC File No. 333-123383))

4.1	Second Restated Certificate of Incorporation of iPCS, Inc. (Incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by iPCS, Inc. on July 1, 2005 (SEC File No. 333-32064))
4.2	Amended and Restated Bylaws of iPCS, Inc. (Incorporated by reference to Exhibit 3.2 to the transition report on Form 10-Q filed by iPCS, Inc. on February 14, 2006 (SEC File No. 333-32064))
4.3

Amended and Restated Common Stock Registration Rights Agreement, dated as of June 30, 2005, by and among iPCS, Inc., affiliates of Silver Point Capital, affiliates of AIG Global Investment Corp., the Timothy M. Yager 2001 Trust, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed by iPCS, Inc. with the SEC on July 1, 2005 (SEC File No. 333-32064))

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP regarding legality of securities being registered (filed as an exhibit to the Registration Statement filed on August 5, 2004)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of KPMG LLP
23.3	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 to this registration statement)
24.1	Power of Attorney (see the signature page to this registration statement)

E-1